Fourth Quarter 2010 Earnings Conference Call January 27, 2011 Sunoco Logistics Partners L.P. Exhibit 99.2

Forward-Looking Statements
You should review this slide presentation in conjunction with the fourth quarter 2010 earnings conference call for Sunoco Logistics Partners L.P., held on January 27 at 5:00 p.m. ET. You may listen to the audio portion of the conference call on our website at www.sunocologistics.com or by dialing (USA toll-
free) 1-888-889-4955. International callers should dial 1-312-470-0130. Please enter Conference ID
“Sunoco Logistics.” Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call. To access the replay, dial 1-800-947-6258. International callers should dial 1-402-220-3482.
During the call, those statements we make that are not historical facts are forward-looking statements. These forward-looking statements are not guarantees of future performance. Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-
looking statements involve risks and uncertainties that may affect our business and cause actual results to differ materially from those discussed during the conference call. Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting our business, as well as uncertainties related to the outcomes of pending or future litigation. Sunoco Logistics Partners L.P. has included in its Annual Report on Form 10-K for the year ended December 31, 2009, and in its subsequent
Form 10-Q and Form 8-K filings, cautionary language identifying important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-
looking statements. For more information about these factors, see our SEC filings, available on our website at www.sunocologistics.com. We expressly disclaim any obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.
This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the slides at the end of the presentation. You should consider carefully the comparable GAAP measures and the reconciliations to those measures provided in this presentation.

Q4 2010 Assessment
Distributable cash flow of $69 million, a $19 million
increase from 4Q09
Recognized approximately $10 million in crude contango
earnings
Expansion capital of $58 million including the acquisition
of two small terminals in Texas
Increased distribution for 23
rd
consecutive quarter

2010 Assessment
Record EBITDA of $366 million
• $23 million higher than 2009
• Ratable EBITDA approximately 15% higher than 2009
• Increase driven by organic growth and 2010 acquisitions
Record capital investment of $426MM
Distribution coverage ratio of 1.3x
Debt-to-EBITDA of 3.4x at 12/31/10

0 50 100 150 200 250 300 350 400 2006 2007 2008 2009 2010 Year Ratable Market Related EBITDA: Ratable and Market Related 5

2010 Acquisitions
Acquired Butane Blending Business – Third Quarter
• Enhances terminal service offerings
Acquired Three Additional Joint Venture Interests – Third Quarter
• Joint venture assets are an excellent fit with asset base
Acquired Terminal in Bay City, Texas – Fourth Quarter
• 110 thousand barrel crude and refined products terminal
Acquired Terminal in Big Sandy, Texas – Fourth Quarter
• 160 thousand barrel refined products terminal

Crude Oil Contango
Widened contango market
structure provided strong
earnings in the second
half of 2010
Approximately $10MM
of contango profits were
recognized in Q4,
including the remaining
deferred LIFO profits
7
Backwardation Contango
WTI NYMEX Month 2 vs. Month 1
-1
0

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
Month
2009 2010 2011

Q4 2010 Financial Highlights
($ in millions, unaudited)

Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Sales and other operating revenue 2,223 $       1,661 $       7,808 $       5,402 $
Other income 5                  7                  30                28
Total revenues 2,228          1,668          7,838          5,430
Cost of products sold and operating expenses 2,103          1,573          7,398          5,023
Depreciation and amortization 19                13                64                48
Selling, general and administrative expenses 20                16                72                64
Impairment charge 3                  -               3                  -
Total costs and expenses 2,145          1,602          7,537          5,135
Operating income
83                66                301             295
Interest cost and debt expense 21                13                78                49
Capitalized interest (2)                 (1)                 (5)                 (4)
Gain on investments in affiliates -               -               128             -
Income before provision for income taxes
64                54                356             250
Provision for income taxes 4                  -               8                  -
Net Income
60 $            54 $            348 $          250 $
Net income attributable to noncontrolling
interests 1                  -               2                  -
Net Income attributable to Sunoco Logistics
Partners L.P.
59 $            54 $            346 $          250 $

Q4 2010 Financial Highlights

(amounts in millions, except unit and per unit amounts, unaudited)
Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Calculation of Limited Partners' interest:
Net Income attributable to Sunoco Logistics
Partners L.P. 59 $           54 $           346 $        250 $
Less: General Partner's interest (12)            (14)            (48)            (52)
Limited Partners' interest in Net Income 47 $           40 $           298 $        198 $
Net Income per Limited Partner unit:
Basic 1.42 $       1.31 $       9.40 $       6.52 $
Diluted 1.42 $       1.30 $       9.34 $       6.48 $
Weighted Average Limited Partners' units
outstanding (in thousands):
Basic 33.0           31.0           31.7           30.3
Diluted 33.2           31.2           31.9           30.5

Refined Products Pipeline System
($ in millions, unaudited)

Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Financial Highlights
Sales and other operating revenue 29 $           33 $           120 $         128 $
Other income 5                  3                  16               12
Total revenues 34               36               136            140
Operating expenses 15               16               54               60
Depreciation and amortization 3                  4                  15               13
Selling, general and administrative expenses 6                  6                  23               22
Operating income 10 $           10 $           44 $           45 $

Terminal Facilities
($ in millions, unaudited)

Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Financial Highlights
Total Revenues 92 $           53 $           265 $         193 $
Cost of products sold and operating expenses 52               23               116            71
Depreciation and amortization 8                  4                  26               19
Selling, general and administrative expenses 8                  5                  25               19
Impairment charge 3                  -             3                  -
Operating income 21 $           21 $           95 $           84 $

Crude Oil Pipeline System

($ in millions, unaudited)
Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Financial Highlights
Sales and other operating revenue 2,102 $      1,576 $      7,424 $      5,083 $
Other income -             3                  13               14
Total revenues 2,102         1,579         7,437         5,097
Cost of products sold and operating expenses 2,036         1,534         7,228         4,892
Depreciation and amortization 8                  5                  23               16
Selling, general and administrative expenses 6                  5                  24               23
Operating income 52 $           35 $           162 $         166 $

Q4 2010 Operating Highlights

Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Operating highlights (unaudited)
Refined Products Pipeline System:
Total shipments (barrel miles per day)
(1)(2)
49,290,093     56,540,785     50,758,293     57,741,323
Revenue per barrel mile (cents) 0.643               0.636               0.645               0.606
Terminal Facilities:
Refined products terminals throughput (bpd) 501,917          466,167          488,490          462,219
Nederland terminal throughput (bpd) 724,048          531,405          728,491          597,144
Refinery terminals throughput (bpd) 434,049          573,344          465,349          591,180
Crude Oil Pipeline System:
Crude oil pipeline throughput (bpd)
(2)(3)
1,495,174       687,095          1,138,824       657,991
Crude oil purchases at wellhead (bpd) 192,489          177,164          188,966          181,564
Gross margin per barrel of pipeline throughput (cents)
(3)(4)
42.4                 60.4                 41.8                 73.0
Average crude oil price (per barrel) 85.18 $           76.17 $           79.55 $           61.93 $
(1)
Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
(2)
Excludes amounts attributable to equity ownership interests which are not consolidated.
(3)
Includes results from Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company from the acquisition dates.  From the dates of acquisition, these pipelines had actual throughput of approximately 575 thousand bpd and 585 thousand bpd for the three and twelve months ended December 31, 2010.
(4)
Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput. Gross margin and throughput volumes for Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company have been included from the acquisition date.

Q4 2010 Financial Highlights

($ in millions, unaudited)
Three Months Ended Twelve Months Ended
December 31, December 31,
2010 2009 2010 2009
Capital Expenditure Data:
Maintenance capital expenditures 12 $               17 $               37 $               32 $
Expansion capital expenditures 58                  50                  389                194
Total 70 $               67 $               426 $            226 $
December 31, December 31,
2010 2009
Balance Sheet Data (at period end):
Cash and cash equivalents 2 $                 2 $
Total debt
(1)
1,229 $          868 $
Equity
Sunoco Logistics Partners L.P. Equity 965 $            862 $
Noncontrolling interests 77                  -
1,042 $          862 $
(1)
Total debt at December 31, 2010 includes the $100 million promissory note to Sunoco, Inc.

Non-GAAP Financial Measures

2010 2009 2010 2009
Add: Interest expense, net 19                    12                    73                    45
Add: Depreciation and amortization 19                    13                    64                    48
Add: Impairment charge 3                      -                   3                      -
Add: Provision for income taxes 4                      -                   8                      -
Less: Gain on investments in affiliates -                   -                   (128)                 -
EBITDA 104                  79                    366                  343
Less: Interest expense, net (19)                   (12)                   (73)                   (45)
Less: Maintenance capital expenditures (12)                   (17)                   (37)                   (32)
Less: Provision for income taxes (4)                     -                   (8)                     -
Distributable cash flow
69 $                 50 $                 248 $               266 $
Three Months Ended Twelve Months Ended
December 31, December 31,
250 $
(1)
Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses.  Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.
Net Income attributable to Sunoco Logistics
Partners L.P. 59 $                 54 $                 346 $
($ in millions, unaudited)
Non-GAAP Financial Measures

Non-GAAP Financial Measures

2006 2007 2008 2009 2010
Add: Interest expense, net 28                  35                  31                  45                  73
Add: Depreciation and amortization 37                  37                  40                  48                  64
Add: Impairment charge -                 -                 6                    -                 3
Add: Provision for income taxes -                 -                 -                 -                 8
Less: Gain on investments in affiliates -                 -                 -                 -                 (128)
EBITDA
155                193                291                343                366
Ratable 148                169                232                282                327
Market-related 7                    24                  59                  61                  39
EBITDA 155 $            193 $            291 $            343 $            366 $
Twelve Months Ended
December 31
214 $
Net Income attributable to Sunoco
Logistics Partners L.P. 90 $               121 $            250 $            346 $
($ in millions, unaudited)
Non-GAAP Financial Measures
(1) Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses.  Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.

Non-GAAP Financial Measures
($ in millions, unaudited)

Twelve Months Ended
December 31,
2010
Less: Gain on investments in affiliates (128)
Adjusted Net Income attributable to Sunoco Logistics
Partners L.P.
218 $
Less: General Partner's interest (45)
Limited Partners' interest in Net Income
173 $
Net Income per Limited Partner unit:
Basic
5.46 $
Diluted
5.42 $
Weighted Average Limited Partners' units outstanding:
Basic
31.7
Diluted
31.9
Net Income attributable to Sunoco Logistics Partners L.P.
Adjusted Net Income Attributable to Sunoco Logistics Partners L.P.
346 $